UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2017
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

Senior Secured Credit Facility

On October 17, 2017, The Brink’s Company (the “Company”) and certain of its subsidiaries entered into a credit agreement (the “Agreement”) evidencing a senior secured credit facility (the “Credit Facility”) with Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and Swingline Lender, and various other Lenders named therein, consisting of a $1,000 million revolving credit facility and a $500 million term loan A facility. The proceeds of the loans and other extensions of credit under the Credit Facility will be used to (i) refinance existing indebtedness under the Company’s prior $525 million Credit Agreement, dated as of March 20, 2015 (as amended, the “Previous Agreement”), among the Company, certain subsidiary borrowers and guarantors and various agents and lenders, which Previous Agreement was terminated on October 17, 2017 and pay fees, costs and expenses incurred in connection with the transactions contemplated by the Credit Facility; and (ii) finance working capital needs, capital expenditures, permitted acquisitions and other general corporate purposes of the Company and its subsidiaries.
The Company and its subsidiary borrowers borrowed approximately $120 million (U.S. dollar equivalent) under the Credit Facility at closing and used the proceeds, together with the proceeds of the term loan, to repay the aggregate principal amount outstanding and interest due under the Previous Agreement, to pay fees, costs and expenses incurred in connection with the transactions contemplated by the Credit Facility and for general corporate purposes, including prepayment of certain other existing indebtedness. No early termination penalties were paid by the Company in respect of the termination of the Previous Agreement.
Loans under the Credit Facility will mature on October 17, 2022 and the obligations under the Credit Facility are secured by a first-priority lien on all or substantially all of the assets of the Company and certain of its domestic subsidiaries, including a first-priority lien on equity interests of certain of the Company’s direct and indirect subsidiaries. The Company and certain of its domestic subsidiaries guaranty the obligations under the Credit Facility. The term loan is repayable in consecutive quarterly installments on the last business day of each of March, June, September and December commencing on December 29, 2017 in an amount equal to 1.25% of the principal amount of the term loans extended on the closing date.

The Agreement also provides for the ability of the Company to increase the maximum amount of the revolving credit facility or incur additional term loans in an aggregate principal amount not to exceed the sum of $200 million plus an unlimited amount subject to a pro forma Consolidated Senior Secured Leverage Ratio (as defined in the Agreement) of 3.50 to 1.00, in each case, subject to the terms and conditions set forth in the Agreement.

The Agreement generally provides for revolving credit loans in multiple currencies at interest rates equal to the LIBOR Rate, the Canadian Base Rate, the CDOR Rate or the Alternate Base Rate (each as defined in the Agreement) plus a margin that varies depending upon the Company’s Consolidated Net Leverage Ratio (as defined in the Agreement). The Credit Facility has a $75 million sublimit for swingline loans and such loans bear interest at the LIBOR Market Index Rate (as defined in the Agreement) plus a margin. In addition, the Company has the option to request loans in Mexican Pesos or Euros pursuant to a separate swingline subfacility of up to a maximum aggregate amount of $140 million. The revolving credit facility is available for issuance of letters of credit, subject to a sublimit of $150 million. Fees are payable on issued and outstanding letters of credit in an amount equal to the product of the average daily undrawn amount of such letters of credit and the margin then in effect for loans which bear interest at the LIBOR Rate. Fronting fees and customary charges of each issuing lender are also payable on letters of credit. Subject to the conditions stated in the Agreement, the Company may prepay and reborrow amounts under the Credit Facility at any time and from time to time during the term of the Agreement.
The Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include covenants limiting the Company’s and its subsidiaries’ ability to (1) incur liens on its assets, (2) dispose of its assets or any Restricted Subsidiary (as defined in the Agreement), (3) enter into certain transactions with affiliates and unrestricted subsidiaries, (4) make acquisitions, loans and other investments, (5) enter into sale and leaseback transactions, (6) enter into mergers, consolidations and similar combinations, (7) make Restricted Payments (as defined in the Agreement), (8) incur indebtedness, (9) enter into restrictive agreements, (10) prepay or modify certain indebtedness or (11) change its nature of business. The Agreement also contains financial covenants that require the Company to maintain (i) a “Consolidated Net Leverage Ratio” that is not greater than 4.00 to 1.00 (subject to the following sentence) and (ii) an “Interest Coverage Ratio” that is not less than 3.00 to 1.00, in each case with compliance tested at the end of each fiscal quarter, starting with the first fiscal quarter after the closing of the Credit Facility. The Credit Facility provides that the Company may, from time to time, increase the level of the maximum “Consolidated Net Leverage Ratio” covenant to 4.50 to 1.00 for a period of four fiscal quarters in connection with certain “Permitted Acquisitions,” subject to the terms and conditions of the Credit Facility. (Capitalized terms in quotation marks in this paragraph are defined in the Credit Facility.)

The Agreement contains certain events of default, including (1) failure to pay principal, interest or any other amount owing on any other obligation under the Agreement, (2) material incorrectness of representations and warranties when made, (3) breach of covenants, (4) failure to pay principal or interest on any other debt that equals or exceeds $50 million when due, (5) default on any other debt that equals or exceeds $50 million that causes an acceleration of such debt, (6) the occurrence of a Change in Control (as defined in the Agreement), (7) bankruptcy and insolvency events and (8) entry by a court of one or more judgments against the Company or any of its Restricted Subsidiaries in the aggregate amount in excess of $50 million that remain unbonded, undischarged or unstayed for a certain number of days after the entry thereof. If any event of default occurs and is not cured within applicable grace periods set forth in the Agreement or waived, all loans and other obligations could become due and immediately payable and the Credit Facility could be terminated.

All amounts under the Agreement are due on the earliest of (1) October 17, 2022 (2) the date of termination specified by the Administrative Agent on behalf of the lenders upon the occurrence of any event of default under the Agreement and (3) the date of termination specified by the Company.

The Company and its affiliates regularly engage many of the banks party to the Agreement, among others, to provide other banking services. All of these engagements are negotiated at arm’s length.
This description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Offering of Senior Notes
On October 20, 2017, the Company closed its previously announced private offering of $600 million aggregate principal amount of senior unsecured notes due 2027 (the “Notes”). The 2027 Notes were issued pursuant to a senior notes indenture dated as of October 20, 2017 (the "Indenture") by and among the Company, certain subsidiaries of the Company (the "Subsidiary Guarantors") and U.S. Bank National Association as trustee.
The Company intends to use the proceeds from this offering to repay certain existing indebtedness and certain fees and expenses related to the closing of the transaction. Remaining net proceeds are expected to be used for working capital needs, capital expenditures, acquisitions and other general corporate purposes of the Company and its subsidiaries.
The Indenture
The Notes are governed by the Indenture and will bear interest at a rate of 4.625% per year, payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on April 15, 2018. The Notes will mature on October 15, 2027.
The Company may redeem some or all of the Notes on or after October 15, 2022 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Company may also redeem some or all of the Notes at any time prior to October 15, 2022 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes at any time before October 15, 2020, with net cash proceeds from certain equity offerings at the applicable redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. If the Company experiences specific kinds of changes in control or certain assets are sold, it may also be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but not including the repurchase date.
If an event of default, as defined in the Indenture, shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, subject to certain exceptions provided in the Indenture, declare the principal amount of the Notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

The Notes are guaranteed on a senior unsecured basis by each of the Subsidiary Guarantors. The Notes will rank senior in right of payment to any of the Company’s future subordinated indebtedness, will rank equally in right of payment with all of the Company’s existing and future senior indebtedness, will be effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries that are not Subsidiary Guarantors.
The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to (i) grant or permit liens, (ii) declare or pay dividends, make distributions on or redeem or repurchase the Company’s capital stock; (iii) engage in sale/leaseback transactions and (iv) engage in a consolidation or merger, or sell, transfer or otherwise dispose of all or substantial all of their assets. These covenants are subject to important exceptions and qualifications.
The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Indenture above is qualified in its entirety by reference to Exhibit 4.1.

Item 1.02	Termination of a Material Definitive Agreement.
The information required by this item is included in Item 1.01 under “Senior Secured Credit Facility” and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information set forth under “Senior Secured Credit Facility,” "Offering of Senior Notes," and "The Indenture" in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On October 20, 2017, the Company issued a press release announcing the closing of the Company’s private offering of the Notes and the Senior Secured Credit Facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits

4.1
Senior Notes Indenture dated as of October 20, 2017 among The Brink's Company, the Subsidiary Guarantors named therein, and U.S. Bank National Association, as trustee, relating to the Senior Notes due 2027.

10.1
$1,500,000,000 Senior Secured Credit Facility, dated as of October 17, 2017, among The Brink’s Company, as Parent Borrower and as a Guarantor, the subsidiary borrowers referred to therein, as Subsidiary Borrowers, certain of Parent Borrower’s subsidiaries, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and Swingline Lender, and various other Lenders named therein.

	99.1	Press Release, dated October 20, 2017, issued by The Brink’s Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: October 20, 2017	By:	/s/Ronald J. Domanico
Ronald J. Domanico
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1
Senior Notes Indenture dated as of October 20, 2017 among The Brink's Company, the Subsidiary Guarantors named therein, and U.S. Bank National Association, as trustee, relating to the Senior Notes due 2027.

10.1
$1,500,000,000 Senior Secured Credit Facility, dated as of October 17, 2017, among The Brink’s Company, as Parent Borrower and as a Guarantor, the subsidiary borrowers referred to therein, as Subsidiary Borrowers, certain of Parent Borrower’s subsidiaries, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and Swingline Lender, and various other Lenders named therein.

99.1	Press Release, dated October 20, 2017, issued by The Brink’s Company.